Exhibit 32.1

18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Vital Health Technologies, Inc. on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof, I, Halton Martin, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report complies with the requirements of section 13(a) or 15(d) of The Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Halton Martin                                       April 14, 2004
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Halton Martin
Chief Executive Officer and
Principal Financial Officer